Registration No. 333-85176

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

Sodexho Alliance, SA
(Exact Name of issuer as specified in its charter)

Republic of France		Not applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
3, avenue Newton 78180 Montigny – le – Bretonneux France 011-33-1-30-85-75-00 (Address of principal executive offices)

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Sodexho Marriott Services, Inc. 1993 Comprehensive Stock Incentive Plan
Sodexho Marriott Services, Inc. 1998 Comprehensive Stock Incentive Plan
Sodexho Marriott Services, Inc. 401(k) Employees' Retirement Savings Plan and Trust
Sodexho Savings Plus Plan
Sodexho Marriott Services Employee Stock Purchase Plan
 Sodexho Alliance December 1997 Stock Option Plan
Sodexho Alliance December 1998 Stock Option Plan
Sodexho Alliance January 2000 Stock Option Plan
Sodexho Alliance April 2000 Stock Option Plan
Sodexho Alliance January 2001 Stock Option Plan
Sodexho Alliance January 2002 Stock Option Plan A
Sodexho Alliance January 2002 Stock Option Plan B
Sodexho, Inc. 1998 Comprehensive Stock Incentive Plan
Sodexho Alliance September 17, 2002 Stock Option Plan
Sodexho Alliance October 2002 Stock Option Plan B
Sodexho Alliance January 2003 Stock Option Plan A
Sodexho Alliance January 27, 2003 Stock Option Plan B
Sodexho Alliance January 27, 2003 Stock Option Plan C
Sodexho Alliance June 12, 2003 Stock Option Plan B
Sodexho Alliance January 2004 Stock Option Plan A
Sodexho Alliance January 20, 2004 Stock Option Plan B
Sodexho Alliance January 20, 2004 Stock Option Plan C
Sodexho Alliance January 2005 Stock Option Plan A
Sodexho Alliance January 18, 2005 Stock Option Plan B
Sodexho Alliance January 18, 2005 Stock Option Plan C
Sodexho Alliance January 2006 Stock Option Plan A 1
Sodexho Alliance January 2006 Stock Option Plan A 2
Sodexho Alliance June 16, 2005 Stock Option Plan B
Sodexho Alliance September 13, 2005 Stock Option Plan B
Sodexho Alliance January 10, 2006 Stock Option Plan B
Sodexho Alliance January 10, 2006 Stock Option Plan C
Sodexho, Inc. Employee Stock Purchase Plan
(Full title of the Plans)

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Robert A. Stern, Esq. Senior Vice President and General Counsel Sodexho, Inc. 9801 Washingtonian Boulevard Gaithersburg, Maryland 20878 301-987-4000
Telephone number, including area code, of agent for service:

Copy to:
Margaret E. Tahyar, Esq. Davis Polk & Wardwell 1121, avenue des Champs-Elysées 75008 Paris France Tel. No.: 011-33-1-56-59-36-70		Siân Herbert-Jones Chief Financial Officer Sodexho Alliance, SA 3, avenue Newton 78180 Montigny-le-Bretonneux France Tel. No.: 011-33-1-30-85-75-00

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to the Form S-8 registration statements set out in the table below, filed with the Securities and Exchange Commission on the dates indicated, Sodexho Alliance, SA (the “Company” or the “Registrant”) registered ordinary shares, and American Depositary Shares evidenced by American Depositary Receipts (the “Securities”) to be offered pursuant to the Plans.

Form	File Number	Date	Plan(s)

S-8 POS	033-66624	April 15, 1998	Sodexho Marriott Services, Inc. 1993 Comprehensive Stock Incentive Plan
Sodexho Marriott Services, Inc. 1998 Comprehensive Stock Incentive Plan
S-8	333-63863	September 21, 1998	Sodexho Marriott Services, Inc. 401(k) Employees' Retirement Savings Plan and Trust
S-8	333-63861	September 21, 1998	Sodexho Savings Plus Plan
S-8	333-38300	June 1, 2000	Sodexho Marriott Services Employee Stock Purchase Plan
S-8 POS	033-66624	June 12, 2000	Sodexho Marriott Services, Inc. 1993 Comprehensive Stock Incentive Plan
Sodexho Marriott Services, Inc. 1998 Comprehensive Stock Incentive Plan
S-8	333-85176	March 28, 2002	Sodexho Alliance December 1997 Stock Option Plan
Sodexho Alliance December 1998 Stock Option Plan
Sodexho Alliance January 2000 Stock Option Plan
Sodexho Alliance April 2000 Stock Option Plan
Sodexho Alliance January 2001 Stock Option Plan
Sodexho Alliance January 2002 Stock Option Plan A
Sodexho Alliance January 2002 Stock Option Plan B
Sodexho, Inc. 1998 Comprehensive Stock Incentive Plan
S-8	333-107459	July 30, 2003	Sodexho Alliance September 17, 2002 Stock Option Plan
Sodexho Alliance October 2002 Stock Option Plan B
Sodexho Alliance January 2003 Stock Option Plan A
Sodexho Alliance January 27, 2003 Stock Option Plan B
Sodexho Alliance January 27, 2003 Stock Option Plan C
Sodexho Alliance June 12, 2003 Stock Option Plan B
S-8	333-120842	November 30, 2004	Sodexho Alliance January 2004 Stock Option Plan A
Sodexho Alliance January 20, 2004 Stock Option Plan B
Sodexho Alliance January 20, 2004 Stock Option Plan C
S-8	333-124982	May 17, 2005	Sodexho Alliance January 2005 Stock Option Plan A
Sodexho Alliance January 18, 2005 Stock Option Plan B
Sodexho Alliance January 18, 2005 Stock Option Plan C
S-8	333-132062	February 27, 2006	Sodexho Alliance January 2006 Stock Option Plan A 1
Sodexho Alliance January 2006 Stock Option Plan A 2
Sodexho Alliance June 16, 2005 Stock Option Plan B
Sodexho Alliance September 13, 2005 Stock Option Plan B
Sodexho Alliance January 10, 2006 Stock Option Plan B
Sodexho Alliance January 10, 2006 Stock Option Plan C
Sodexho, Inc. Employee Stock Purchase Plan

The purpose of this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statements is to terminate the Registration Statements and to deregister all of the Securities originally registered thereby which remain unsold as of the date this Amendment is filed.  Hereinafter Sodexho intends to rely upon the Rule 701 exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Sodexho Alliance, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 16th day of July, 2007.

Sodexho Alliance, SA

By:	/s/ Sîan Herbert-Jones
	Name:	Siân Herbert-Jones
	Title:	Chief Financial Officer

Signature	Title	Date

/s/ Pierre Bellon	Chairman	July 16, 2007
Pierre Bellon

/s/ Rémi Baudin	Vice Chairman	July 16, 2007
Rémi Baudin

/s/ Astrid Bellon	Member of the Board	July 16, 2006
Astrid Bellon

/s/ Bernard Bellon	Member of the Board	July 16, 2007
Bernard Bellon

/s/ François-Xavier Bellon	Member of the Board	July 16, 2007
François-Xavier Bellon

/s/ Sophie Clamens	Member of the Board	July 16, 2007
Sophie Clamens

/s/ Paul Jeanbart	Member of the Board	July 16, 2007
Paul Jeanbart

/s/ Charles Milhaud	Member of the Board	July 16, 2007
Charles Milhaud

/s/ François Périgot	Member of the Board	July 16, 2007
François Périgot

/s/ Nathalie Szabo	Member of the Board	July 16, 2007
Nathalie Szabo

Member of the Board
Patricia Bellinger

/s/ Robert Baconnier	Member of the Board	July 16, 2007
Robert Baconnier

/s/ Peter Thompson	Member of the Board	July 16, 2007
Peter Thompson

/s/ H.J. Mark Tompkins	Member of the Board	July 16, 2007
H.J. Mark Tompkins

/s/ Siân Herbert-Jones	Chief Financial Officer	July 16, 2007
Siân Herbert-Jones

/s/ Michel Landel	Chief Executive Officer	July 16, 2007
Michel Landel

AUTHORIZED REPRESENTATIVE /s/ Robert A. Stern
Robert A. Stern, as the duly authorized representative of Sodexho Alliance in the United States

Date: July 16, 2007